FIELDSTONE FANNIE CONFORMING

INTEREST ONLY LOANS

Total Balance                        239,931,953
Average Balance                      226,779
Loan Count                           1,058
WA Coupon                            6.637

Orig Term                            360
Rem Term                             360
Seasoning                            0

1st Lien %                           100.00
2nd Lien %                           0.00
FRM %                                0.00
ARM %                                100.00
Balloon %                            0.00
IO %                                 100.00
WA CLTV                              81.52
WA FICO                              675

Loan Purpose
Purchase                             74.63
Cash-out Refinance                   5.70
Rate/Term Refinance                  19.66

Documentation
Full                                 38.80
Reduced/Limited                      8.05
Stated                               53.15
NA / NI                              0.00

Occupancy
Primary                              92.76
Secondary/Investor                   0.00
Non-owner                            7.24

Property Type
SingleFamily                         58.74
MH                                   0.00

Top 3 States
First                                CA(54%)
Second                               WA(6%)
Third                                AZ(6%)

ARM Characteristics
Margin                               5.552
Minimum Rate                         6.637
Life Cap                             12.637
Periodic Rate Cap                    1.000
*****' *****